                                                          EXHIBIT 1.A(3)(c)(iii)

                AIM Summit Investors Plans I Commission Schedule



        Monthly                 Monthly                 Total
     Payment Unit            (First Year)           (First Year)
------------------------ ---------------------- ----------------------
        $50.00                  $23.10                 $277.20
------------------------ ---------------------- ----------------------
        $75.00                  $34.65                 $415.80
------------------------ ---------------------- ----------------------
        $100.00                 $46.20                 $554.40
------------------------ ---------------------- ----------------------
        $125.00                 $57.75                 $693.00
------------------------ ---------------------- ----------------------
        $150.00                 $69.30                 $831.60
------------------------ ---------------------- ----------------------
        $166.66                 $77.00                 $924.00
------------------------ ---------------------- ----------------------
        $200.00                 $92.40                $1,108.80
------------------------ ---------------------- ----------------------
        $250.00                 $115.50               $1,386.00
------------------------ ---------------------- ----------------------
        $300.00                 $138.60               $1,663.20
------------------------ ---------------------- ----------------------
        $350.00                 $161.70               $1,940.40
------------------------ ---------------------- ----------------------
        $400.00                 $184.80               $2,217.60
------------------------ ---------------------- ----------------------
        $500.00                 $231.00               $2,772.00
------------------------ ---------------------- ----------------------
        $600.00                 $277.20               $3,326.40
------------------------ ---------------------- ----------------------
        $750.00                 $346.50               $4,158.00
------------------------ ---------------------- ----------------------
       $1,000.00                $462.00               $5,544.00
------------------------ ---------------------- ----------------------
       $1,500.00                $623.70               $7,484,40
------------------------ ---------------------- ----------------------
       $3,000.00                $831.60               $9,979.20
------------------------ ---------------------- ----------------------
       $6,000.00               $1,247.40             $14,968.80
------------------------ ---------------------- ----------------------